UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2013

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 4, 2013, Alliant Techsystems Inc. (“ATK”) entered into an agreement to acquire Bushnell Group Holdings, Inc. (“Bushnell”), a portfolio company of MidOcean Partners (the “Transaction”). Under the terms of the Stock Purchase Agreement dated as of September 4, 2013 (the “Stock Purchase Agreement”), ATK will pay a purchase price of $985 million in cash subject to customary post-closing adjustments. The closing of the Transaction is subject to regulatory approval and other customary closing conditions and is expected to occur in the third or fourth quarter of ATK’s fiscal year ending March 31, 2014.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Stock Purchase Agreement were made solely for the benefit of the parties to the Stock Purchase Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of ATK, Bushnell or any of their respective subsidiaries or affiliates.

Item 8.01.	Other Events.
Commitment Letter
On September 4, 2013, in connection with the Stock Purchase Agreement, ATK entered into a commitment letter with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (“BofA”) pursuant to which, and subject to the terms and conditions set forth therein, BofA has committed to provide $900 million of senior secured acquisition financing for the Transaction. The commitment of BofA is subject to customary conditions, including execution and delivery of definitive documentation.
Press Release
On September 5, 2013, ATK issued a press release announcing the Transaction, a copy of which is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of September 4, 2013, by and among Bushnell Group Holdings, Inc., MidOcean Bushnell Holdings, L.P. and Alliant Techsystems Inc.
99.1	Press Release of ATK dated September 5, 2013, reporting ATK’s purchase of Bushnell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Neal S. Cohen
Name:	Neal S. Cohen
Title:	Executive Vice President and Chief Financial Officer

Date:  September 5, 2013